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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          -------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                      DATE OF REPORT: DECEMBER 24, 1996
                                      -----------------

                          ROYCE LABORATORIES, INC.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


          FLORIDA                               34-015178A                              59-2202295
           -----                                   -----                                  -----
(State or other jurisdiction                 (Commission File                        (I.R.S. Employer
     of incorporation)                            Number)                          Identification No.)


                             5350 NW 165TH STREET
                             MIAMI, FLORIDA 33014

                   (Address of principal executive offices)

     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (305) 624-1500


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ITEM 5.  OTHER EVENTS.

         On December 24, 1996, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), and Dolphins Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Watson ("Acquisition"), pursuant to which Acquisition will be merged into the Registrant with the result that the Registrant will become a wholly-owned subsidiary of Watson (the "Merger"). The Merger, which is intended to be a tax-free reorganization for federal income tax purposes, will be accounted for as a pooling of interests business combination. Under the terms of the Merger Agreement, each share of the Registrant's common stock, $.005 par value per share ("Royce Common Stock"), will be converted into the number of shares of Watson common stock, $.01 par value per share ("Watson Common Stock"), equal to $7.25 divided by the average closing price per share of Watson Common Stock as quoted on the Nasdaq National Market during the ten (10) consecutive trading days preceding the last trading day prior to the closing of the Merger, provided that such average closing price may not be greater than $47 nor less than $38 (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares of Watson Common Stock.

         The closing of the Merger (the "Closing Date") is subject to various closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of shareholder approval from the Registrant's shareholders, and the receipt by both parties of various customary opinions and certifications. A meeting of the Registrant's shareholders is expected to be held during the next 60 to 90 days to consider and vote upon the Merger Agreement and the Merger.

         At the closing of the Merger, outstanding options and warrants to purchase shares of Royce Common Stock will be converted into the right to purchase that number of shares of Watson Common Stock as the holder of such would have been entitled to receive had they exercised such options or warrants prior to consummation of the Merger, at an exercise price equal to the exercise price in effect immediately prior to the Merger divided by the Exchange Ratio.

         The Merger Agreement contains customary representations and warranties by both the Registrant, Watson and Acquisition and contains provisions governing the conduct of the parties prior to the closing of the Merger.

         Under the terms of the Merger Agreement, the Registrant is prohibited from, directly or indirectly, initiating or soliciting any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, or similar transaction, or sale of all or any significant portion of its assets (an "Alternative Proposal") or engaging in any negotiations concerning, or providing any confidential information or data to, or having any discussions with, any person relating to an Alternative Proposal. However, the Registrant's Board of Directors may take such actions and may terminate the Merger Agreement if it determines in good faith that any such actions,





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including the acceptance of an Alternative Proposal, are required to comply with its fiduciary duties to its shareholders and the Registrant provides written notice to Watson of such actions.

         In the event that the Merger Agreement is terminated as a result of an Alternative Proposal, or due to the Board's exercise of its fiduciary duties, then if the Registrant enters into an agreement with respect to an Alternative Proposal within nine months of the date of termination, upon consummation of the transactions contemplated by such Alternative Proposal, the Registrant shall pay to Watson a fee of $3,000,000. If the Registrant terminates the Merger Agreement as a result of the acceptance of an Alternative Proposal, and thereafter the Registrant does not enter into an agreement or an understanding with respect to the Alternative Proposal within 9 months of the date of termination of the Merger Agreement or does not consummate that transaction within 18 months of the termination date, then in lieu of the fee set forth above, the Registrant will reimburse Watson, within 12 months following the termination of the Merger Agreement, for all actual out of pocket costs and expenses incurred by Watson in connection with the Merger Agreement.

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the consummation of the Merger: (i) by the mutual consent of the Registrant and Watson; (ii) by either Watson or the Registrant if (a) the Merger shall not have been consummated by March 31, 1997, (b) the shareholders of the Registrant shall have failed to approve and adopt the Merger Agreement, or (c) a governmental authority shall have issued a final and non-appealable order or ruling permanently restraining or enjoining the Merger, or compelling Watson to dispose of all or a material portion of Watson's or the Registrant's businesses or assets; (iii) by the Registrant, if (a) there has been a material breach of any of the material covenants of Watson in the Merger Agreement or of any representation and warranty of Watson in the Merger Agreement that would have a material adverse effect on Watson, (b) if Watson enters into any transaction which would require approval of Watson's shareholders, or (c) upon the exercise by the Registrant's board of its fiduciary duties (as described above) and (iv) by Watson, if (a) there has been a material breach of any of the material covenants of the Registrant in the Merger Agreement or of any representation and warranty of the Registrant in the Merger Agreement that would have a material adverse effect on the Registrant or (b) the Registrant, in the exercise of its fiduciary duties (as described above), terminates the Merger Agreement.

         The Registrant has been advised that due to pooling of interest considerations, it will not be possible for the holders of small numbers of shares of Royce Common Stock to receive cash in lieu of shares of Watson Common Stock in connection with the Merger. Therefore, the only cash that will be paid to the Registrant's shareholders in connection with the Merger will be cash in lieu of fractional shares. The Registrant and Watson are having discussions with their accountants regarding the possibility of paying cash to holders of small numbers of shares of Royce Common Stock in lieu of shares of Watson Common Stock while retaining the pooling of interest treatment for the Merger. No assurance can be given that the Registrant and Watson will be successful in this regard.

         Upon consummation of the Merger, the Registrant and Watson have agreed to enter into an Employment Agreement with Patrick J. McEnany to continue to serve as President of the Registrant and as a Vice President of Watson. The Employment Agreement is for a three-year term. During such term, Mr. McEnany will receive a base salary of $200,000 per annum, subject to increases based on the consumer price index, and shall be eligible for a bonus of up to $150,000 per annum based on certain targets for FDA approvals and operating expenses. Upon consummation of the Merger, Mr. McEnany will also receive 100,000 stock options to purchase Watson Common Stock at an exercise price equal to fair market value on the date of grant, which options shall vest over five years. The Employment Agreement also contains confidentiality and non-compete provisions as well as certain severance benefits upon a change of control or otherwise.





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         Watson is a public company whose securities are traded on the Nasdaq
National Market under the symbol "WATS." Its principal executive office is located at 311 Bonnie Circle, Corona, California, 91720, and its telephone number is 909-270-1400. Watson is engaged in the manufacture and sale of off-patent medications and the development of proprietary pharmaceutical products.

         The foregoing is a summary of certain information contained in the agreements referenced herein. Reference is made to the more detailed information contained in such agreements, which are exhibits to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b)      Not applicable.

         (c)     2.1      Agreement and Plan of Merger, dated as of December
                          24, 1996, among Watson Pharmaceuticals, Inc.,
                          Dolphins Acquisition Corp. and Royce Laboratories,
                          Inc.

                 10.1 Form of Employment Agreement between Patrick J. McEnany, Watson Pharmaceuticals, Inc. and Royce Laboratories, Inc.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ROYCE LABORATORIES, INC.



Date: January 2, 1997                   By: /s/ Patrick J. McEnany
                                            -----------------------------
                                            Patrick J. McEnany, President





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